Exhibit 99.1

G Squared Ascend I Inc.
Announces Receipt of Expected
NYSE Notice Regarding Delayed Form 10-Q Filing

CHICAGO, May 28, 2021— G Squared Ascend I Inc. (NYSE: GSQD, the “Company”) announced today that on May 25, 2021, the Company received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual because the Company has not timely filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing of the Company’s stock on the NYSE, and indicated that the Company has six months to file its Form 10-Q to regain compliance.

As reported by the Company in its Form 12b-25 filed with the SEC on May 18, 2021, the Company reevaluated the accounting treatment of its warrants (the “Warrants”) following the issuance by the Staff of the SEC of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”), which provides guidance for all SPACs regarding the accounting and reporting for their warrants. The Company concluded that, based on the SEC Staff Statement, the Warrants should be classified as liabilities measured at fair value, with subsequent changes in fair value recorded in the Company’s Statement of Operations each reporting period. The Company continues to work diligently to complete the Form 10-Q as soon as possible.

About G Squared Ascend I Inc.

G Squared Ascend I Inc. is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus its search within the technology sector, and specifically within six core verticals, or “megatrends”: Software-as-a-Service, Online Marketplaces, Mobility 2.0/Logistics, Fintech/Insurtech, New Age Media, and Sustainability.

Forward Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are subject to numerous risks and conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Antonia Corduba

ir@gsquared.com